                                                                    EXHIBIT 99.1

                            [BACK YARD BURGERS LOGO]

Contact:     Michael G. Webb
             Chief Financial Officer
             (901) 367-0888 Ext. 1226

                    BACK YARD BURGERS ANNOUNCES THIRD QUARTER
                          AND YEAR-TO-DATE 2004 RESULTS

MEMPHIS, TENNESSEE (OCTOBER 26, 2004) -- Back Yard Burgers, Inc. (Nasdaq SmallCap:BYBI) today announced results for the third quarter and nine months ended October 2, 2004.

- Total revenues for the 13-week period ended October 2, 2004, were $10,392,000, a record third quarter for the company and an increase of 5.9% over total revenues for the 13 weeks ended September 27, 2003. The increase primarily is the result of improvements in same-store sales at company-operated restaurants compared with the year-earlier period, an increase in franchise and area development fees due to the opening of 11 franchised restaurants during the 13-week period ended October 2, 2004, compared with two opened in the year-earlier period, and higher royalty fees due to a net increase of 21 franchised restaurants since September 27, 2003.

- Net income for the 13-week period ended October 2, 2004, was $289,000, or $0.06 per diluted share, increasing from $202,000, or $0.04 per diluted share, in the 13-week period ended September 27, 2003. The improvement is due primarily to the increase in revenues described above as well as a tax-effected gain of approximately $39,000 on the sale of assets recorded during the 13 weeks ended October 2, 2004. Net income for the quarter was negatively affected by an approximately 11% increase in the cost of beef over the prior year. The company had increased menu prices by approximately 2% during June 2004 and implemented its second menu price increase of 2004 of approximately 2% effective October 3, 2004.

- For the third quarter of 2004, same-store sales for company-operated restaurants increased 2.2% from the comparable period in 2003 while same-store sales for franchised restaurants increased 0.4% for the same period. Year-to-date same-store sales for 2004 increased 4.4% from the comparable period in 2003 for company-operated restaurants and decreased 1.0% for franchised restaurants. During the third quarter of 2004, 18 franchised locations were closed for a combined total of approximately 54 operating days due to hurricanes, a factor that had a negative impact on the franchised same-store sales figures by approximately 0.8% for the quarter and 0.3% year-to-date.

- Total revenues for the 39-week period ended October 2, 2004, were $30,534,000 compared with $28,577,000 in the prior-year period, and net income for the 39-week period ended October 2, 2004, was $1,083,000, or $0.21 per diluted share, compared with $887,000, or $0.18 per diluted share, in the prior-year period.

- Unit activity for the quarter included one company-operated store opening and 11 franchised store openings. One company-operated store and two franchised stores were closed during the quarter. The company also sold one of its company-operated stores during the 13-week period ended October 2, 2004, to a new franchisee, and this location will continue to be operated as a franchised store.

                                     -MORE-

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BYBI Reports Third Quarter Results
Page 2
October 26, 2004

- During the third quarter, the company entered into an agreement for the development of three stores in the Killeen, Texas, area over the next three years and a separate agreement for the development of three stores in the Columbus, Georgia, area over the next three years. In addition, the company entered into two single-store franchise agreements for the development of the first Back Yard Burgers restaurants in the states of New Hampshire and Virginia. The company also signed agreements for the development of two locations within the Memphis International Airport, and one of these locations opened during the third quarter of 2004. Single store franchise agreements were also signed for the development of stores in Lee's Summit, Missouri, and Cullman, Alabama.

As of October 2, 2004, the company's restaurant system comprised 150 units, including 42 company-operated stores and 108 franchised stores (of which nine are co-branded restaurants with Yum! Brands, Inc.). Expansion plans for the remainder of 2004 include the opening of 11 franchised stores during the fourth quarter.

Back Yard Burgers operates and franchises quick-service restaurants in 18 states, primarily in markets throughout the Southeast region of the United States. The restaurants specialize in charbroiled, freshly prepared, great-tasting food. As its name implies, Back Yard Burgers strives to offer the same high-quality ingredients and special care typified by outdoor grilling in the backyard. Its menu features made-to-order gourmet Black Angus hamburgers and chicken sandwiches - charbroiled over an open flame, fresh salads, chili and other specialty items, including hand-dipped milkshakes, fresh-made lemonade and fresh-baked cobblers.

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the number of company-operated and franchised restaurants the company anticipates opening during fiscal year 2004. Forward-looking statements are based upon estimates, projections, beliefs and assumptions of management at the time of such statements and should not be viewed as guarantees of future performance. Such forward-looking information involves important risks and uncertainties that could significantly impact anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements by or on behalf of the company. The factors that could cause our actual results to differ materially, many of which are beyond our control, include, but are not limited to, the following: delays in opening new stores or outlets because of weather, local permitting, and the availability and cost of land and construction; increases in competition and competitive discounting; increases in minimum wage and other operating costs; shortages in raw food products; volatility of commodity prices; consumer preferences, spending patterns and demographic trends; the possibility of unforeseen events affecting the industry generally, and other risks described from time to time in our periodic reports filed with the Securities and Exchange Commission. Back Yard Burgers, Inc. disclaims any obligation to update or revise any forward-looking statement based on the occurrence of future events, the receipt of new information, or otherwise.

                                     -MORE-

BYBI Announces Third Quarter Results
Page 3
October 26, 2004

                             BACK YARD BURGERS, INC
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                                  THIRTEEN WEEKS ENDED     THIRTY-NINE WEEKS ENDED
                                                 -----------------------   -----------------------
                                                  10/02/04     09/27/03     10/02/04     09/27/03
                                                 ----------   ----------   ----------   ----------
Revenues:
 Restaurant sales                                $    8,908   $    8,739   $   26,665   $   25,186
 Franchise and area development fees                    226           20          435          185
 Royalty fees                                           830          664        2,282        1,914
 Advertising fees                                       248          162          618          474
 Other                                                  180          230          534          818
                                                 ----------   ----------   ----------   ----------
   Total revenues                                    10,392        9,815       30,534       28,577
                                                 ----------   ----------   ----------   ----------

Expenses:
 Cost of restaurant sales                             2,927        2,912        8,493        8,269
 Restaurant operating expenses                        4,344        4,300       12,770       12,131
 General and administrative                           1,438        1,096        3,944        3,379
 Advertising                                            692          604        1,926        1,680
 Depreciation and amortization                          492          448        1,469        1,333
                                                 ----------   ----------   ----------   ----------
   Total expenses                                     9,893        9,360       28,602       26,792
                                                 ----------   ----------   ----------   ----------

 Operating income                                       499          455        1,932        1,785

Interest income                                           1            1            4            5
Interest expense                                       (109)        (124)        (332)        (376)
Other, net                                               35          (21)         (11)         (49)
                                                 ----------   ----------   ----------   ----------
 Income before income taxes                             426          311        1,593        1,365
Income tax provision                                    137          109          510          478
                                                 ----------   ----------   ----------   ----------

Net income                                       $      289   $      202   $    1,083   $      887
                                                 ==========   ==========   ==========   ==========

Income per share:
 Basic                                           $     0.06   $     0.04   $     0.23   $     0.19
                                                 ==========   ==========   ==========   ==========
 Diluted                                         $     0.06   $     0.04   $     0.21   $     0.18
                                                 ==========   ==========   ==========   ==========

Weighted average number of common shares and
 common equivalent shares outstanding:
     Basic                                            4,779        4,736        4,772        4,729
                                                 ==========   ==========   ==========   ==========
     Diluted                                          5,029        5,056        5,109        5,032
                                                 ==========   ==========   ==========   ==========

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